SHAREHOLDER SERVICING PLAN AND AGREEMENT

         THIS SHAREHOLDER SERVICING PLAN AND AGREEMENT ("Agreement") is made as of the 13th day of March, 1996 by and between THE PARNASSUS FUND, a
Massachusetts business trust (the "Fund"), and PARNASSUS INVESTMENTS, a California corporation ("Parnassus").

                                   WITNESSETH

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Fund wishes to retain Parnassus to appoint, oversee the activities of and make payment to banks, 401 (k) administrators and any other person or entity that have entered into agreements with Parnassus to provide servicing to persons holding shares of the Fund, including personal services and/or account maintenance for shareholders of the Fund and/or transfer agency or sub-transfer agency services ("Service Providers"), and Parnassus is willing to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Fund hereby authorizes Parnassus to obtain for the Fund the shareholder services specified in Section 2 of this Agreement for clients of the Service Providers that hold shares of the Fund ("Clients"). Parnassus agrees to furnish through the Service Providers such shareholder services for the compensation payable to Service Providers pursuant to Section 6 of this Agreement. Parnassus and not the Fund will be responsible for the remittal of such compensation to the respective Service Providers.

         2. Services and Responsibilities on a Continuing Basis The shareholder services provided pursuant to this Agreement shall be provided on a regular basis, which shall be daily, weekly or as otherwise appropriate, unless otherwise specified by the Fund. These services are the following:

         (a) For Service Providers whose Clients' shares of the Fund are held on the books of the Fund in a single, aggregated account maintained by the Service Provider ("Recordkeepers"), such services relating to record maintenance, processing of dividends and other distributions, shareholder communications and/or tax information reporting as are comparable to shareholder servicing and/or transfer agency services that are or may be provided to persons whose Fund shares are not held in an omnibus account; and

         (b)      For any Service Provider,

                  (i)      responding to client inquiries;

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                  (ii)     assisting   Clients  in  changing   dividend   and/or
                           distribution   options,   account   designations  and
                           addresses;

                  (iii) providing assistance and information in connection with proxy statements, annual reports, prospectuses and other correspondence from the Fund to shareholders (including, upon request, copies, but not originals, of regular correspondence, confirmations or regular statements of account) where such clients hold shares of the Fund registered in the name of Parnassus, a Service Provider, or their nominees; and

                  (iv) providing such other information and assistance to shareholders as may be reasonably requested by such clients.

Parnassus and the Fund acknowledge that, to the extent any of the foregoing services are provided by Parnassus, Parnassus is compensated for such services under the Agreement for Transfer Agent Services and Accounting and Pricing Services. No Payment shall be made pursuant to this Agreement for any services that are primarily intended to result in the sale or distribution of shares of the Fund.

         3. Standard of Care. In the performance of the duties hereunder, Parnassus and the Service Providers shall be obligated to exercise due care and diligence and to act in good faith and to use their best efforts. Without limiting the generality of the foregoing or of any other provision of this Agreement, neither Parnassus nor any Service Provider shall be liable for delays or errors or loss of data occurring by reason of circumstances beyond Parnassus' or the Service Provider's control.

         4. Confidentiality. Parnassus agrees, on behalf of itself and its employees, to treat confidentially all records and other information relative to the Fund, and all prior, present or potential shareholders of the Fund, except after prior notification to, and approval of release of information in writing by, the Fund, which approval shall not be unreasonably withheld, and may not be withheld where Parnassus or a Service Provider may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

         5. Independent Contractor. Parnassus shall, for all purposes herein, be deemed to be an independent contractor, and the Service Providers shall at all times be deemed to be independent contractors retained by Parnassus and not the Fund, and Parnassus and the Service Providers shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Fund in any way, or in any way be deemed an agent for the Fund. It is expressly understood and agreed that the services to be rendered by Parnassus under the provisions of this Agreement are not to be deemed exclusive, and Parnassus shall be free to render similar or different services to others so long as its ability to render the services provided for in this

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Agreement shall not materially be impaired thereby.

         6. Compensation. As compensation for the services rendered by, and responsibilities assumed by, Parnassus during the term of this Agreement, the Fund will pay to Parnassus for payment to Service Providers an aggregate service fee at the rate of up to 0.25% (25 basis points) per annum of the average daily net asset value of the Fund's shares; except, however, with respect to services which are not provided by Recordkeepers, the Fund shall pay to Parnassus an aggregate service fee which does not exceed the annual rate of 0.10% (10 basis points) of the average daily net asset value of the Fund's shares.

         7. Fund Information. No person is authorized to make any representations concerning the Fund, shares of the Fund or shareholder services except in accordance with the terms of this Agreement. Neither Parnassus or any Service Provider, nor any of their respective agents will use or distribute, or authorize the use or distribution of, any statements relating to the Fund other than those contained in the Fund's current Prospectus or Statement of Additional Information or in such supplemental literature as may be authorized by the Fund.

         8. Reports to Fund. Parnassus shall provide to the Board of Trustees of the Fund, and the Board shall review, at each meeting, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made.

         9. Duration. This Agreement shall continue in full force and effect for so long as such continuance is approved at least annually by vote or written consent of a majority of the Trustees of the Fund, including a majority of the Trustees of the Fund who are not "interested persons" of either party to this Agreement and have no direct or indirect financial interest in the operation of this Agreement.

         10. Termination. This Agreement may be terminated without penalty by either party upon at least 60 days' prior written notice to the other; provided, that in the case of termination by the Fund, the Trustees, including a majority of the Independent Trustees, shall have authorized such action.

         11. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought. All amendments to this Agreement must be approved by vote of the Board of Trustees of the Fund, including a majority of the Independent Trustees.

         12. Records. All records required to be maintained and preserved by the Fund pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act and maintained and preserved by Parnassus on behalf of the Fund, including any such records maintained by Parnassus in connection with the performance of its obligations under this Agreement, are the property of the Fund and shall be provided by Parnassus promptly on request by the Fund.

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         13. Miscellaneous.

         (a) This agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

         (b) The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         (c)      This   Agreement   shall  be  governed  by  and  construed  in
                  accordance with the laws of the State of California as applicable to contracts between California residents entered into and to be performed entirely within California.

         (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         (e) Parnassus acknowledges that it has received notice of and accepts the limitations of the Fund's liability set forth in the Fund's Agreement and the Declaration of Trust. Parnassus agrees that the Fund's obligations under this Agreement shall be limited to the Fund and to its assets, and that neither Parnassus nor any Service Provider shall seek satisfaction of any such obligation from the shareholders of the Fund or from any Trustee, officer, employee or agent of the Fund.

         (f) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         (g) This Agreement may not be assigned without the written consent of the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written

                                             THE PARNASSUS FUND


                                             By:
                                                --------------------------------
                                                  Richard Silberman, Secretary

                                             PARNASSUS INVESTMENTS


                                             By:
                                                --------------------------------
                                                  Jerome L. Dodson, President


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